EXHIBIT 3.6



            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                      OF
                           SWISS NATURAL BRANDS, INC.


         SWISS NATURAL BRANDS, INC. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the corporation is SWISS NATURAL BRANDS, INC.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

         The name of the Corporation is GLOBAL BRANDS, INC.

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not been consented in writing thereto, as provided in
Section 228 of the General Corporation Law of the State of Delaware.

Executed on this 11th day of April, 2000.


                                                SWISS NATURAL BRANDS, INC.


                                                By: /s/ Herbert Paul
                                                   ----------------------------
                                                   Herbert Paul
                                                   President

                                                                     EXHIBIT 3.7


         AMENDMENT TO CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES OF A SERIES OF PREFERRED STOCK (AS AMENDED BY THE AMENDMENT THERETO EFFECTIVE OCTOBER 1, 1999, THE "CERTIFICATE OF DESIGNATIONS") BY RESOLUTION OF THE BOARD OF DIRECTORS PROVIDING FOR AN ISSUE OF 1,206,000 SHARES OF A SERIES OF PREFERRED STOCK, $.01 PAR VALUE, DESIGNATED AS THE "SERIES A CONVERTIBLE PREFERRED STOCK").

         We, Ralph M. Ferrante, Chairman of the Board and Secretary, and Herbert
M. Paul, President and Assistant Secretary, of Swiss Natural Brands, Inc., (formerly Swiss Natural Foods, Inc., hereinafter called the "Corporation"), pursuant to the provisions of Section 151 and 242 of the General Corporation Law of the State of Delaware, do hereby make this Amendment to the Certificate of Designations under the corporate seal of the Corporation and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors, with the consent of all holders of outstanding shares of the Series A Convertible Preferred Stock, duly adopt the following resolutions:

         RESOLVED, that certain of the preferences and rights, qualifications, limitations and restrictions of the Series A Convertible Preferred Stock be amended as follows:

         Section 7 of the Certificate of Designations is hereby amended to read as follows:

         "7. Conversion Rights. (a) The Series A Preferred Shares shall be convertible upon the earliest to occur of (i) June 30, 2000 if the closing of the Corporation's initial public offering of securities and the closing of the sale of the over-allotment shares thereunder have not occurred prior to such date; (ii) two (2) years after the closing date of the Corporation's initial public offering of securities; (iii) the first fiscal year of the Corporation or any trailing 12 (twelve) month period in which the Corporation's financial statement shows earnings before interest, taxes, charges resulting from stock, debenture, or stock option issuances and underwriters' consulting fees have equaled or exceeded $750,000; (iv) the closing date of any acquisition of all or a portion of the equity securities of the Corporation, the acquisition of all or a portion of its assets, the merger of the Corporation with or into another entity not related to the Corporation or any of its officers or directors, regardless of whether the Corporation is the surviving entity, or any additional equity financing by the Corporation; or (v) the date on which the closing price of the Common Stock as reported by the NASDAQ system or its successor, or any national securities exchange on which such Common Stock is listed (or if not so reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected by the Corporation for that purpose) is equal to or greater than ten dollars ($10.00) per share.

         RESOLVED, that all preferences, rights, qualifications, limitations and restrictions of the Series A Convertible Preferred Stock, other than those set forth in the preceding paragraph, shall remain in full force and effect, as set forth in the Certificate of Designations.

         IN WITNESS WHEREOF, said Swiss Natural Brands, Inc. has caused this Amendment to the Certificate of Designations to be signed by Ralph M. Ferrante, its Chairman of the Board and attested to by Herbert M. Paul, its Assistant Secretary as of the 6th day of April 2000.

                                                      SWISS NATURAL BRANDS, INC.


                                                      By: /s/ Ralph M. Ferrante
                                                         -----------------------
                                                         Ralph M. Ferrante
                                                         Chairman of the Board


                                                      Corporate Seal Attest:


                                                      By: /s/ Herbert Paul
                                                         -----------------------
                                                         Herbert M. Paul
                                                         Assistant Secretary

                                                                     EXHIBIT 3.8

         AMENDMENT OF CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES OF A SERIES OF PREFERRED STOCK (AS AMENDED BY THE AMENDMENTS THERETO EFFECTIVE OCTOBER 1, 1999 AND APRIL 11, 2000, THE "CERTIFICATE OF DESIGNATIONS" BY RESOLUTION OF THE BOARD OF DIRECTORS PROVIDING FOR AN ISSUE OF 1,206,000 SHARES OF SERIES OF PREFERRED STOCK, $.01 PAR VALUE, DESIGNATED AS THE "SERIES A CONVERTIBLE PREFERRED STOCK".

                  We, Ralph M. Ferrante, Chairman of the Board and Secretary, and Herbert Paul, President and Assistant Secretary, of Global Brands, Inc. (formerly, Swiss Natural Brands, Inc., hereinafter called the "Corporation"), pursuant to the provision of Sections 151 and 242 of the General Corporation Law of the State of Delaware, do hereby make this Amendment to the Certificate of Designations under the corporate seal of the Corporation and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors, with the consent of all holders of outstanding shares of the Series A Convertible Preferred Stock, duly adopt the following resolution:

                  RESOLVED, that certain of the preferences and rights, qualifications, limitations and restrictions of the Series A Convertible Preferred Stock be amended as follows:

                  Dividends. Section 4 of the Certificate of Designations shall be amended to read as follows:

                  "4. Dividends. The holders of outstanding Series A Convertible Preferred Stock, in preference to the holders of shares of the Common Stock and any other capital stock of the Corporation ranking junior to the Series A Convertible Preferred Stock as to the payment of dividends, shall be entitled to receive out of funds legally available for the purpose, cumulative cash dividends at the annual rate of $.08 per share in equal quarterly payments on the first day of March, June, September, and December of each year (each, a "Quarterly Dividend Payment Date"), with payments commencing on June 1, 2001.

                  Dividends payable pursuant to this Section 4 shall begin to accrue and be cumulative from March 1, 2001. Accrued but unpaid dividends shall not bear interest and shall be paid in full prior to the payment of any dividends to the holders of Common Stock. Dividends paid on the shares of Series A Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Convertible Preferred Stock entitled to receive payment of dividends, which record date shall be not less than ten days and not more than sixty days prior to the date fixed for the payment thereof. Thereafter, the Series A Convertible Preferred Stock will participate in any dividends declared on the Common Stock, on an as converted basis."

                  RESOLVED, that all preferences, rights, qualifications, limitations and restrictions of the Series A Convertible Preferred Stock, other than those set forth above, shall remain in full force and effect, as set forth in the Certificate of Designations.

                  IN WITNESS WHEREOF, said GLOBAL BRANDS, INC. has caused this Amendment to the Certificate of Designations to be signed by Ralph M. Ferrante, its Chairman of the Board and attested to by Herbert M. Paul, its Assistant Secretary as of the 18th day of May, 2000.

GLOBAL BRANDS, INC.

By: /s/ Ralph M. Ferrante                   By: /s/ Herbert M. Paul
-------------------------                   -----------------------
Ralph M. Ferrante                           Herbert M. Paul
Chairman of the Board                       Assistant Secretary